UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2008

NEWMARKET CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On July 31, 2008, NewMarket Corporation (the “Company”) issued a press release regarding its earnings for the second quarter ended June 30, 2008. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On July 31, 2008, the Company issued a press release reporting that its Board of Directors had authorized the repurchase of up to $100 million of the Company’s outstanding common stock until December 31, 2010. The press release, issued by the Company on July 31, 2008, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On July 31, 2008, the Company issued a press release reporting that the Company’s Board of Directors had declared a dividend of 20 cents per share of the Company’s common stock, payable on October 1, 2008 to the Company’s shareholders of record as of September 15, 2008. A copy of this press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press release issued by the Company on July 31, 2008.

99.2	Press release issued by the Company on July 31, 2008.

99.3	Press release issued by the Company on July 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008

NEWMARKET CORPORATION

	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on July 31, 2008.

99.2	Press release issued by the Company on July 31, 2008.

99.3	Press release issued by the Company on July 31, 2008.